 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders
First Northern Community Bancorp:

We consent to the incorporation by reference in this Registration Statement (Form S-8) of First Northern Community Bancorp of our report dated March 10, 2015, relating to the consolidated financial statements of First Northern Community Bancorp which report appears in the Form 10-K of First Northern Community Bancorp for the year ended December 31, 2014.

/s/ Moss Adams LLP

Sacramento, California
November 12, 2015